UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2014

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 6, 2014, the Compensation Committee of the Board of Directors of Equinix, Inc. (“Equinix”) granted long-term incentives to Equinix’s executive officers in the form of performance-based restricted stock units (“RSUs”) that are 100% at risk should the performance targets not be attained.

As in prior years, the Compensation Committee used total shareholder return (“TSR”) as a performance metric for 33 1/3% of such RSUs. Depending upon Equinix’s TSR achievement over a two-year period, measured against the Russell 1000 Index, the number of shares earned under the TSR RSUs may range from 0% to 200%. The remaining RSUs may be earned based on achievement of revenue and adjusted EBITDA performance goals for 2014, combined with service-based vesting to the extent the awards are earned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: March 10, 2014	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer